SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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ENABLE IPC CORPORATION

(Name of Registrant as Specified In Its Charter)

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ENABLE IPC CORPORATION

29033 Avenue Sherman, Unit 202

Valencia, California 91355

July 7, 2008

Dear Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders (the "Annual Meeting") of Enable IPC Corporation, which will be held at 29033 Avenue Sherman, Suite 202, Valencia, California 91355, on August 15, 2008, at 9:00 a.m.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

You are invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote by mail to be certain your shares are represented at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

/s/ David Walker

Chief Executive Officer

Valencia, California

ENABLE IPC CORPORATION

29033 Avenue Sherman, Unit 202

Valencia, California 91355

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 15, 2008

The 2008 Annual Meeting of Stockholders (the "Annual Meeting") of Enable IPC Corporation, a Delaware corporation (“Enable”, “we” or “us”), will be held at 29033 Avenue Sherman, Suite 202, Valencia, California 91355, on August 15, 2008, at 9:00 a.m., for the following purposes:

1.

To elect two (2) Directors to serve for the ensuing three years until the expiration of their terms in 2011, or until their successors are duly elected and qualified;

2.

To ratify the appointment of L.L. Bradford & Company, LLC as our independent auditors for the fiscal year ending March 31, 2009; and

3.

To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements.

The items of business set forth above are more fully described in the Proxy Statement accompanying this Notice.

Pursuant to our Bylaws, we have fixed the time and date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting as the close of business on June 26, 2008.  Accordingly, only stockholders of record on such date and at such time will be entitled to vote at the Annual Meeting, notwithstanding any transfer of stock on our books thereafter.  The stock transfer books will not be closed between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our executive offices for a period of ten (10) days before the Annual Meeting

All stockholders are cordially invited to attend the Annual Meeting in person.  Whether or not you plan to attend, please submit your proxy by signing and returning the enclosed proxy as promptly as possible in the envelope enclosed for your convenience.  Each proxy granted may be revoked by the stockholder appointing such proxy at any time before it is voted.  If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

Sincerely,

/s/ David Walker

Chief Executive Officer

Valencia, California

July 7, 2008

Your vote is very important, regardless of the number of shares you own. Please read the attached proxy statement carefully and submit your proxy by completing, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed envelope.

ENABLE IPC CORPORATION

PROXY STATEMENT

FOR

2008 ANNUAL MEETING OF STOCKHOLDERS

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Enable IPC Corporation, a Delaware corporation, for the 2008 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 29033 Avenue Sherman, Suite 202, Valencia, California 91355, on August 15, 2008, at 9:00 a.m. and any adjournments or postponements thereof. This Proxy Statement, our Annual Report for the year ended March 31, 2008, and the accompanying proxy card were first mailed to stockholders on or about July 7, 2008.

Purpose of Meeting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

Voting Rights and Outstanding Shares

Our common stock is the only type of security entitled to vote at the Annual Meeting. On June 26, 2008, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 31,463,996 shares of our common stock outstanding.  No shares of our preferred stock were outstanding.  Each stockholder of common stock of record on the record date is entitled to one vote for each share of common stock held by such stockholder on that date.  Stockholders may not cumulate votes in the election of Directors.

A majority of the outstanding shares of common stock entitled to vote must be present or represented by proxy at the Annual Meeting in order to have a quorum. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business.

All votes will be tabulated by the inspector of elections appointed for the Annual Meeting who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.  Broker non-votes are shares which are not voted by the broker who is the record holder of the shares because the broker does not receive voting instructions from the beneficial owners of those shares or does not vote the shares in other circumstances in which proxy authority is defective or has been withheld with respect to any matter.  Directors are elected by a plurality vote. The other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on such matter.   With regard to the election of Directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions with respect to any matter other than the election of Directors will be treated as shares present or represented and entitled to vote on that matter and will thus have the same effect as negative votes.   Broker non-votes are deemed not to be entitled to vote on the matter and accordingly are not counted for purposes of determining whether stockholder approval of that matter has been obtained.

Revocability of Proxies

If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of each Director proposed by the Board unless the authority to vote for the election of any such Director is withheld and, if no contrary instructions are given, the proxy will be voted FOR Proposals 1 and 2,  and with respect to any other proposals properly brought before the Annual Meeting, as the Board of Directors recommends. You may revoke or change your proxy at any time before the Annual Meeting by filing with the Secretary of Enable at our principal executive offices a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation of Proxies

We will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional solicitation material furnished to stockholders.  Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others, so that they may forward this solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone or other means by our directors, officers, or employees. Except as described above, we do not presently intend to solicit proxies other than by mail.

_____________________________________________________________________________________________

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

On July 26, 2007, our Board of Directors and stockholders approved an amendment to our Bylaws to provide for a classified Board of Directors consisting of three classes of Directors, each serving staggered three-year terms.

The class of Directors whose term of office expires at the Annual Meeting currently consists of two Directors, each of whom is a current Director and each of whom is “independent” as defined by our Board of Directors Corporate Governance Guidelines. These Guidelines base the definition of independence on Nasdaq Rule 4200 and are available on our website at www.enableipc.com.

The Directors elected to this class will serve for a term of three years, expiring at the 2011 Annual Meeting of Stockholders, or until their successors have been duly elected and qualified. The names and ages of the persons who are nominees for Director, the terms of their proposed directorship, and their positions and offices with Enable as of May 31, 2008 are set forth below.

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that either of the nominees will be unavailable to serve.  If any of the nominees are unable or decline to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy.  Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. The two candidates receiving the highest number of affirmative votes of the shares represented and voting on this particular matter at the Annual Meeting will be elected Directors of Enable, to serve for their respective terms or until their successors have been elected and qualified. The proxies solicited by this Proxy Statement may not be voted for more than two nominees.

Nominees for Term Ending Upon the 2011 Annual Meeting of Stockholders

Timothy Lambirth, Esq., 55, has served as a member of our Board of Directors since our inception in March 2005.  Since 2007, he has served as a partner at Marcin Lambirth, LLP and has operated his own legal/mediation practice, LambirthMediation.com, since 2004.  Between 1982 and 2004, he served as the managing partner of Ivanjack & Lambirth, LLP, a 15 attorney Los Angeles-based banking law firm.  Mr. Lambirth has expertise in business, real estate and complex commercial litigation and has counseled Fortune 500 companies with regard to litigation, transactional and real estate matters for over 28 years.  He has worked with companies, both large and small, in addressing numerous financial and business-related issues.  He has published numerous articles and is the author of a bi-monthly column entitled “Big Money”, which is published by the State Bar of California’s Big News for Smaller Firms magazine.  He has extensive jury and bench trial experience, and is certified as a Civil Trial Advocate by the National Board of Trial Advocacy.  Mr. Lambirth was named “Business Lawyer of the Year” in 2005 by Whittier Law School  and a “Super Lawyer” for the years 2005-2008 in the banking and finance category by Law & Politics and Los Angeles magazines.  He sits on the Whittier College Board of Trustees and several other non-profit boards.

Philip Verges, 43, has served as a member of our Board of Directors since April 2007.  He became the CEO of NewMarket Technology in 2002 after selling a technology company he founded in 1997 to NewMarket.  Since 2002, Mr. Verges has led the construction of a unique business model to continuously introduce new technologies to market.  NewMarket has grown from approximately $1 million in revenue in 2002 to $77.6 million in revenue in 2006 with $4 million in net income.  NewMarket has been recognized for the past three years in the Deloitte Technology Fast 500, placing 3rd on the list in the United States in 2006.  Mr. Verges started his technology career as a computer programmer at EDS in 1992.  He is a graduate of the United States Military Academy at West Point, NY and served in the United States Army for five years before starting his technology career.

Directors Not Up for Election Whose Term Ends Upon the 2009 Annual Meeting of Stockholders

Mark A. Daugherty, Ph.D., 51, has served as our Chief Technology Officer and as a member of our Board of Directors since our inception in March 2005.  Mr. Daugherty has over 25 years’ experience with advanced energy systems research and development in industrial, national laboratory and academic settings.  In March 2005, he began working for the Wisconsin Focus on Energy Program through MSB Energy Associates (in addition to his work for us).  He has worked on renewable energy business development for the Wisconsin Focus on Energy Program as a consultant since November 2004, where he conducted a study on Community Wind Business Development from November 2004 through February 2005.  From September 2003 to January 2005, Dr. Daugherty was a student at the Chicago Theological Seminary.  From June 2002 to June 2003 he served as President and CEO of Virent Energy Systems, a Madison, Wisconsin based company commercializing a carbon-neutral method for on-demand production of hydrogen and fuel gas.  From June 1998 to June 2002, he served in several capacities for DCH Technology, Inc., including Chief Scientist, Chief Technical Strategist and Vice President and General Manager of DCH’s fuel cell operations.  Dr. Daugherty also served at Los Alamos National Laboratory from 1993 to 1998 as a Principal Investigator on Cooperative Research and Development Agreements (CRADAs) with industry to develop applications for high temperature superconductors.  He also served for six months in 1993 as Manager of R&D Cooperative Programs at Superconductivity, Inc., which is now part of American Superconductor Corp.  While at Superconductivity Inc., he led a CRADA program with Oak Ridge National Laboratory addressing high-temperature superconducting magnet design issues.  Dr. Daugherty holds a BS, MS and Ph.D. in Mechanical Engineering from the University of Wisconsin – Madison and a J.D. from the Boalt School of Law at the University of California – Berkeley.  He has published over 25 technical papers.  Dr. Daugherty has served as Session Chair at the 2000, 2001 and 2002 Symposium on Fuel Cells and Battery Technologies for Portable Applications and as the Chair of the Session on Applications of Superconductivity at the 1993 Cryogenic Engineering Conference.  He was also awarded an R&D 100 Award as a member of the Superconductivity, Inc. team

Cathryn S. Gawne, Esq. has served as a member of our Board of Directors since May 2007.  She has practiced corporate and securities law for 25 years.  She joined the law firm of Hopkins and Carley in San Jose, California in June 2007; from 1999 to June 2007 she was affiliated with Silicon Valley Law Group in San Jose. She has represented several public and private companies, including her service as corporate counsel for Enable since its inception.  Her practice emphasizes securities and corporate law for emerging growth companies across a broad range of industries, including wireless and portable information technologies, telecommunications and software, as well as "brick and mortar" industries such as automotive, mining and retail. She advises companies on initial and follow-on public offerings, mergers, acquisition, leveraged buyouts, joint ventures and commercial transactions. She counsels public and private companies on corporate governance and disclosure issues and counsels clients who are starting or franchising new businesses with respect to general corporate matters and protection of their intellectual property. Ms. Gawne also represents several nonprofit corporations and counsels them on corporate structure and governance. In addition to her law practice, she serves on two advisory boards, is a Board member of two non-profit organizations and one for-profit company. Ms. Gawne received a BA from Stanford University and her JD from the UCLA School of Law, where she was a Comment Editor on the UCLA Law Review.

Jin Suk Kim, 37, has served as a member of our Board of Directors since our inception in March 2005.  He currently serves as Vice President of G Ju Hwa Bohemia, a Korean and American corporation, overseeing all manufacturing, importing and exporting for the company.  From January 2002 to June 2004, he served as a director and officer of Nano Solutions, Inc., a small California-based startup, and from July 1998 to June 2004 directed MIS and accounting operations at CBOL Corporation in Woodland Hills, California.  Mr. Kim holds BS degrees in Accounting and Management Information Systems from California State University, Northridge.

Mr. Kim is the brother-in-law of Dr. Sung Choi, our Technical Advisor.  Other than that relationship, there is no family relationship between any of our Directors, executive officers or key personnel.

Directors Not Up for Election Whose Term Ends Upon the 2010 Annual Meeting of Stockholders

David A. Walker, 50, has served as our Chief Executive Officer and as a member of our Board of Directors since our inception in March 2005.  Mr. Walker has over 20 years’ experience in business management, primarily with high-tech startups.  From 2000 to 2005, Mr. Walker served as an independent consultant to several companies including Optronic Solutions Technology, Nano Solutions, Inc., Durham Marketing and DCH Technology, Inc.  In 1994, Mr. Walker co-founded DCH Technology, Inc., a publicly traded high-tech energy and safety equipment company located in Valencia, California.  He served for six years alternatively as the President and Vice President of Operations of DCH until his retirement in 2000.  During his tenure at DCH, Mr. Walker negotiated license and joint venture agreements and oversaw the listing of the company on the American Stock Exchange after completing approximately $10 million in private placements.  He has served on the Boards of Directors of four privately held for-profit companies and one nonprofit company, and currently serves on an advisory board at California Baptist University.  Mr. Walker holds a master’s degree in Human Resources Management (Organizational Development) from Chapman University and a Bachelor’s Degree in Business Administration from California Baptist University.

Daniel Teran, CPA, 55, has served as a member of our Board of Directors since our inception in March 2005.  He is a Certified Public Accountant licensed in the State of California and has had his own practice in the City of Los Alamitos in Orange County since July 1989.  Mr. Teran offers services in accounting, systems setup and design and taxation.  He also provides tax planning and tax return preparation for individuals and businesses, and represents clients in audits with the Internal Revenue Service and the California Franchise Tax Board.  Prior to July 1989, Mr. Teran served as Chief Financial Officer for the Stephen Hopkins Development Company, a shopping center developer, and as Controller for NRC Construction Company.  He also served as an auditor for Seidman and Seidman, a large national public accounting firm.  He is an active member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants, and has served on various committees within these professional organizations.

Board Meetings and Committees

Our Board of Directors held four meetings in fiscal year 2008. We currently have four committees of our Board of Directors: the Audit Committee, the Compensation Committee, the Technical Advisory Committee and the Corporate Relations Committee. We have adopted charters for our Audit Committee, Compensation Committee, and Technical Advisory Committee, current copies of which, as well as our Board of Directors Corporate Governance Guidelines, are available on our website at www.enableipc.com. The Board of Directors has determined that a majority of the Board is comprised of independent Directors. During fiscal year 2008, each Director attended at least 75% of the meetings of the Board and 75% of the meetings, if any, of the Board committees upon which such Director served. Directors are encouraged to attend the annual meeting of stockholders. Last year, four of our then six Directors attended our annual meeting.

We do not have a nominating committee. Currently, our Board of Directors performs the functions of a nominating committee, following the guidelines set forth in our Board of Directors Corporate Governance Guidelines. In nominating prospective new Board members, as well as incumbent Directors for re-election, the Board takes into account the following criteria:

•

Strong experience in management, engineering or an area where the Board recognizes that expertise is needed and lacking;

•

Independence as defined in the Board of Directors Corporate Governance Guidelines;

•

Diversity;

•

Integrity, honesty, good judgment and fair dealing;

•

Time commitment as described in the Board of Directors Corporate Governance Guidelines; and

•

No conflicts of interest.

Audit Committee.  The Audit Committee reviews, acts on and reports to the Board of Directors regarding various auditing and accounting matters, including the selection of our independent auditors, the monitoring of the rotation of the partners of the independent auditors, the review of our financial statements, the scope of the annual audits, fees to be paid to the auditors, the performance of our independent auditors and our accounting practices.  Our auditors report directly to the Audit Committee.  The Audit Committee held four meetings in fiscal year 2008.  There are currently three members of the Audit Committee, Mr. Teran, Mr. Lambirth and Mr. Kim.  The Board has determined that all members of the Audit Committee are “independent” as defined by our Board of Directors Corporate Governance Guidelines. These Guidelines base the definition of independence on Nasdaq Rule 4200 and are available on our website at www.enableipc.com.

Mr. Teran is the Chairman of the Audit Committee, and also serves as our “audit committee financial expert”. Under the applicable Securities and Exchange Commission standard, an audit committee financial expert means a person who has the following attributes:

•

An understanding of generally accepted accounting principles and financial statements;

•

The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

•

Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant's financial statements, or experience actively supervising one or more persons engaged in such activities;

•

An understanding of internal controls and procedures for financial reporting; and

•

An understanding of audit committee functions.

Compensation Committee.  The Compensation Committee determines the salaries and incentive compensation of our officers and provides recommendations for the salaries and incentive compensation of our other employees.   The Compensation Committee held one meeting in fiscal year 2008.  There are currently three members of the Compensation Committee, Mr. Lambirth, Mr. Kim and Mr. Teran.  The Board has determined that all members of the Compensation Committee are “independent” as defined by our Board of Directors Corporate Governance Guidelines. These Guidelines base the definition of independence on Nasdaq Rule 4200 and are available on our website at www.enableipc.com.  Mr. Walker, our Chief Executive Officer, did not participate in deliberations of the Board of Directors relating to his compensation for fiscal 2007 and 2008.

Technical Advisory Committee.  The Technical Advisory Committee was established to aid in the direction, performance, productivity and efficiency of our research, development and other technical activities.  While it is overseen by Dr. Mark Daugherty, a Director with technical expertise, it may have non-directors as members to advise our engineers and technologists.  There are currently six members of the Technical Advisory Committee, Dr. Daugherty, Dr. Choi, Martin Leung, Ph.D., Mr. Daniel Dunn, Mr. Kevin Leonard and Marc Anderson, Ph.D.

Corporate Relations Committee.  The Corporate Relations Committee is a new committee in the formation process. It will make recommendations to the Board of Directors with respect to our public policy, persona and reputation; investor relations; and community relations programs.  The Committee is led by Mr. Verges; he and the Board are considering other candidates for membership at this time.  Such candidates may include one or more members of our investor relations staff; one or more members of our public relations staff; one or more of our stockholders; and other persons who we believe could positively contribute to the Committee.

Code of Ethics

We have adopted a Code of Ethical Conduct that is applicable to our Directors, officers and employees, and is available on our website at www.enableipc.com.

Director Compensation

Directors earn $500 for each Board meeting and each Board committee meeting attended.  The following table sets forth information regarding compensation of our Directors for the year ended March 31, 2008:

Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
D. Walker	2,000 (1)	-	-	-	-	150,000 (8)	152,000
M. Daugherty	2,000 (2)	-	-	-	-	23,138 (9)	25,138
D. Teran	4,500 (3)	-	-	-	-	-	4,500
T. Lambirth	4,500 (4)	-	-	-	-	-	4,500
J. Kim	3,500 (5)	-	-	-	-	-	3,500
P. Verges	1,500 (6)						1,500
C. Gawne	1,000 (7)						1,000

(1)  Of this amount, we have paid Mr. Walker $1,603. We currently owe him $397.

(2)  Of this amount, $1,000 was paid on August 24, 2007 in the form of 25,000 shares of common stock of Enable. An additional $2,500 in the form of 62,500 shares of common stock of Enable was paid to Dr. Daugherty on August 24, 2007 for fees earned in fiscal year 2007 but not yet paid. We currently owe Dr. Daugherty $1,000.

(3)  Of this amount, $2,500 was paid on August 24, 2007 in the form of 62,500 shares of common stock of Enable. An additional $6,500 in the form of 162,500 shares of common stock of Enable was paid to Mr. Teran on August 24, 2007 for fees earned in fiscal year 2007 but not yet paid. We currently owe Mr. Teran $2,000.

(4)  Of this amount, $2,500 was paid on August 24, 2007 in the form of 62,500 shares of common stock of Enable. An additional $6,500 in the form of 162,500 shares of common stock of Enable was paid to Mr. Lambirth on August 24, 2007 for fees earned in fiscal year 2007 but not yet paid. We currently owe Mr. Lambirth $2,000.

(5)  Of this amount, $2,000 was paid on August 24, 2007 in the form of 50,000 shares of common stock of Enable. An additional $5,000 in the form of 125,000 shares of common stock of Enable was paid to Mr. Kim on August 24, 2007 for fees earned in fiscal year 2007 but not yet paid. We currently owe Mr. Kim $1,500.

(6)  We currently owe Mr. Verges $1,500, the full amount of fees that he earned during fiscal 2008.

(7)  We currently owe Ms. Gawne $1,000, the full amount of fees that she earned during fiscal 2008.

(8)  Mr. Walker’s accrued salary as our Chief Executive Officer. Of this amount, Mr. Walker was paid $139,083 in cash. Mr. Walker was also paid $50,000 in the form of 500,000 shares of common stock of Enable for back salary owed to Mr. Walker from prior fiscal years. Mr. Walker is currently owed $161,790 in back salary.

(9)  Dr. Daugherty’s accrued consulting fees as our Chief Technology Officer. The fees are paid to Collaborative Energy Ventures, LLC, of which Dr. Daugherty is the principal. Of this amount, Dr. Daugherty was paid $14,347 in cash.  Dr. Daugherty was also paid $6,500 in the form of 162,500 shares of common stock of Enable for back payments owed to him from prior fiscal years.  He is currently owed $20,294 in back fees.

Stockholder Approval

The two director nominees that receive the highest number of affirmative votes shall be elected to our Board of Directors.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR all two nominees listed herein. We will vote your shares as you specify on the enclosed proxy. If you do not specify how you want your shares voted, we will vote them FOR the election of all the nominees listed above. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares FOR that other person. The Board of Directors does not presently anticipate that any nominee will be unable to serve.

_____________________________________________________________________________________________

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT AUDITOR

General

Enable’s Audit Committee, with the approval of the Board of Directors, has appointed L.L. Bradford & Company, LLC to serve as our independent auditors for the year ending March 31, 2009, subject to the approval of our stockholders.   The Audit Committee and the Board believes that L.L. Bradford & Company, LLC’s experience with and knowledge of Enable are important, and would like to continue this relationship.  L.L. Bradford & Company, LLC has advised us that the firm does not have any direct or indirect financial interest in Enable, other than its capacity as our independent auditor providing auditing and accounting services.

In making the recommendation for L.L. Bradford & Company, LLC to continue as our independent auditor for the fiscal year ending March 31, 2009, our management team and the Audit Committee reviewed past audit results and the audit and non-audit services, if any, proposed to be performed during fiscal year 2009.  In selecting L.L. Bradford & Company, LLC, the Audit Committee and the Board of Directors carefully considered L.L. Bradford & Company, LLC’s independence. L.L. Bradford & Company, LLC has confirmed to us that it is in compliance with all rules, standards and policies of the Independence Standards Board and the Securities and Exchange Commission governing auditor independence.

A representative of L.L. Bradford & Company, LLC may attend the Annual Meeting.  If the representative attends, he or she will have the opportunity to make a statement if the representative desires to do so and will be able to respond to appropriate questions from stockholders.

Fees and Services

The following table shows the aggregate fees billed to us for professional services by L.L. Bradford & Company, LLC, our independent auditors, for the years ended March 31, 2008 and 2007:

	2008	2007
Audit Fees	$25,600	$17,000
Audit-Related Fees	$600	$1,300
Tax Fees	$-0-	$-0-
All Other Fees	$-0-	$-0-
Total	$26,200	$18,300

Audit Fees.  This category includes the aggregate fee billed for professional services rendered for the audits of our financial statements for the years ended March 31, 2008 and 2007, for the reviews of the financial statements included in our quarterly reports on Form 10-QSB during fiscal 2008 and 2007, and for other services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees.  This category includes the aggregate fees billed in each of the last two fiscal years for assurance and related services by the independent auditors that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under "Audit Fees," and generally consist of fees for other engagements under professional auditing standards, accounting and reporting consultations, internal control-related matters, and audits of employee benefit plans.

Tax Fees.  This category includes the aggregate fees billed in each of the last two fiscal years for professional services rendered by the independent auditors for tax compliance, tax planning and tax advice.

All Other Fees.  This category includes the aggregate fees billed in each of the last two fiscal years for products and services provided by the independent auditors that are not reported above under "Audit Fees," "Audit-Related Fees," or "Tax Fees."

In the past, the Audit Committee has reviewed and approved the fees to be paid to the auditors.  Such fees have been based upon the complexity of the matters in question and the time incurred by the auditors.  We believe that the fees negotiated in the past with the auditors were reasonable in the circumstances and would be comparable to fees charged by other auditors providing similar services.

Stockholder Approval

The affirmative vote of a majority of our outstanding voting shares present or represented and entitled to vote at the Annual Meeting is required for approval of this Proposal.  Should stockholder approval not be obtained, the Audit Committee and the Board of Directors will reconsider the selection of L.L. Bradford & Company, LLC.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the selection of L.L. Bradford & Company, LLC as our independent auditors for the fiscal year ending March 31, 2008. We will vote your shares as you specify on the enclosed proxy card. If you do not specify how you want your shares voted, we will vote them FOR the ratification of the selection of L.L. Bradford & Company, LLC.

AUDIT COMMITTEE REPORT

This section of our proxy statement will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under such acts.

The Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of the financial management, independent auditors and financial reporting procedures of Enable. Our management is responsible for preparing Enable’s financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by Enable’s management and the independent auditors.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that Enable’s financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors.

The Audit Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended. In addition, the independent auditors provided to the Audit Committee the written disclosures required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees), and the Audit Committee and the independent auditors have discussed the auditors independence from Enable and management, including the matters in those written disclosures. The Audit Committee has discussed with Enable’s independent auditors, with and without management present, their evaluation of Enable’s internal accounting controls and the overall quality of Enable’s financial reporting.

In reliance on the reviews and discussions with management and the independent auditors referred above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements in Enable’s Annual Report on Form 10-KSB for the fiscal year ended March 31, 2008, for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors, and the Board of Directors approved, the selection of Enable’s independent auditors.

By the Audit Committee:

Daniel Teran, CPA

Jin Suk Kim

Timothy Lambirth, Esq.

SECURITY OWNERSHIP

Except as otherwise indicated below, the following table sets forth certain information regarding beneficial ownership of our common stock as of June 26, 2008 by: (1) each of our current directors; (2) each of the named executive officers listed in the Named Executive Officer Compensation Table located below in the section titled “Executive Compensation”; (3) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock based upon Schedules 13G or 13D filed with the Securities and Exchange Commission; and (4) all of our directors and executive officers as a group. As of June 26, 2008, there were 31,463,996 shares of our common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities.  Common shares subject to options or warrants that are currently exercisable or exercisable within 60 days of March 31, 2008 are deemed to be outstanding and to be beneficially owned by the person or group holding such options or warrants for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise indicated by footnote, to our knowledge the persons named in the table have sole voting and sole investment power with respect to all common shares shown as beneficially owned by them, subject to applicable community property laws. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G and Forms 3 and 4 filed with the Securities and Exchange Commission as of March 31, 2008. Unless otherwise indicated below, the address of each beneficial owner listed below is c/o Enable IPC Corporation 29033 Avenue Sherman, Unit 202, Valencia, California 91355.

Beneficial owner	Shares Beneficially Owned	Percent of Class Beneficially Owned

Sung H. Choi	3,245,062	10.31%
Harry Ekmekjian	2,500,000	7.95%
David A. Walker	2,200,000	6.99%
Jin Suk Kim	2,076,500	6.60%
Timothy A. Lambirth	1,874,643	5.96%
Daniel Teran	680,499	2.16%
Mark A. Daugherty	680,000	2.16%
Philip Verges	200,000	0.64%
Cathryn S. Gawne	0	0.00%
All executive officers and Directors as a group (seven persons)	7,711,642	24.51%

Section 16(A) Beneficial Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a class of our capital stock, to file reports of ownership and changes in their ownership with the Securities and Exchange Commission.  These persons are required to furnish us with copies of all Section 16(a) forms they file.  Based solely on a review of the copies of such forms received by us, we believe that Form 4s may not have been timely filed during the year ended March 31, 2008 for (i) shares issued in August 2007 to certain of our Directors and officers as payment for services rendered and as disclosed in the section titled “Director Compensation” above; (ii) purchases in August 2007 and in February 2007 of a total of 250,000 shares our common stock for an aggregate of $10,000 by our Director Timothy A. Lambirth, as well the issuance in August 2007 of 128,438 shares of our common stock as payment for services rendered by a law firm of which Mr. Lambirth is a principal; (iii) the issuance in August 2007 of 71,500 shares of our common stock valued at $5,005 to pay off outstanding loans from our Director Jin Suk Kim; (iv) the issuance in August 2007 of 142,858 shares of our common stock valued at $5,005 to pay off outstanding loans from our Director Daniel Teran; and (v) the gifting in February 2008 of 500,000 shares of our common stock then beneficially owned by our Chief Executive Officer, David Walker.

We have entered into indemnification agreements with our directors and executive officers.  These agreements provide, in general, that we will indemnify and hold harmless such directors and executive officers against all expenses and liabilities, including attorneys' fees, reasonably incurred by or imposed on them in connection with any proceeding to which they are made a party as a result of their having been such directors or executive officers.

At the present time there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification could be required or permitted, and we are not aware of any threatened litigation or proceeding which may result in a claim for indemnification by us.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers and certain key employees as of March 31, 2008:

Name	Age	Position
David A. Walker	50	Chief Executive Officer, Acting Chief Financial Officer and a Director
Mark A. Daugherty, Ph.D.	51	Chief Technical Officer and a Director
Sung Choi, Ph.D.	45	Technical Advisor

Dr. Choi is the brother-in-law of Jin Suk Kim, one of our Directors.  Other than that relationship, there is no family relationship between any of our directors, executive officers and key personnel.

Executive officers are appointed by and serve at the pleasure of the Board of Directors.  The following sets forth biographical information concerning our executive officers and key personnel for at least the past five years:

David A. Walker has served as our Chief Executive Officer and as a member of our Board of Directors since our inception in March 2005.  Mr. Walker has over 20 years’ experience in business management, primarily with high-tech startups.  From 2000 to 2005, Mr. Walker served as an independent consultant to several companies including Optronic Solutions Technology, Nano Solutions, Inc., Durham Marketing and DCH Technology, Inc.  In 1994, Mr. Walker co-founded DCH Technology, Inc., a publicly traded high-tech energy and safety equipment company located in Valencia, California.  He served for six years alternatively as the President and Vice President of Operations of DCH until his retirement in 2000.  During his tenure at DCH, Mr. Walker negotiated license and joint venture agreements and oversaw the listing of the company on the American Stock Exchange after completing approximately $10 million in private placements.  He has served on the Boards of Directors of four privately held for-profit companies and one nonprofit company, and currently serves on an advisory board at California Baptist University.  Mr. Walker holds a master’s degree in Human Resources Management (Organizational Development) from Chapman University and a Bachelor’s Degree in Business Administration from California Baptist University.

Mark A. Daugherty, Ph.D. has served as our Chief Technology Officer and as a member of our Board of Directors since our inception in March 2005.  Mr. Daugherty has over 25 years’ experience with advanced energy systems research and development in industrial, national laboratory and academic settings.  In March 2005, he began working for the Wisconsin Focus on Energy Program through MSB Energy Associates (in addition to his work for us).  He has worked on renewable energy business development for the Wisconsin Focus on Energy Program as a consultant since November 2004, where he conducted a study on Community Wind Business Development from November 2004 through February 2005.  From September 2003 to January 2005, Dr. Daugherty was a student at the Chicago Theological Seminary.  From June 2002 to June 2003 he served as President and CEO of Virent Energy Systems, a Madison, Wisconsin based company commercializing a carbon-neutral method for on-demand production of hydrogen and fuel gas.  From June 1998 to June 2002, he served in several capacities for DCH Technology, Inc., including Chief Scientist, Chief Technical Strategist and Vice President and General Manager of DCH’s fuel cell operations.  Dr. Daugherty also served at Los Alamos National Laboratory from 1993 to 1998 as a Principal Investigator on Cooperative Research and Development Agreements (CRADAs) with industry to develop applications for high temperature superconductors.  He also served for six months in 1993 as Manager of R&D Cooperative Programs at Superconductivity, Inc., which is now part of American Superconductor Corp.  While at Superconductivity Inc., he led a CRADA program with Oak Ridge National Laboratory addressing high-temperature superconducting magnet design issues.  Dr. Daugherty holds a BS, MS and Ph.D. in Mechanical Engineering from the University of Wisconsin – Madison and a J.D. from the Boalt School of Law at the University of California – Berkeley.  He has published over 25 technical papers.  Dr. Daugherty has served as Session Chair at the 2000, 2001 and 2002 Symposium on Fuel Cells and Battery Technologies for Portable Applications and as the Chair of the Session on Applications of Superconductivity at the 1993 Cryogenic Engineering Conference.  He was also awarded an R&D 100 Award as a member of the Superconductivity, Inc. team.

Dr. Sung Choi has served as our Technical Advisor since our inception in March 2005. Dr. Choi has worked in nanotechnology for over a decade, including research in bionanotechnology and micro-electromechanical systems (MEMS) at the California Institute of Technology in Pasadena, California. He also consulted with the Aerospace Corporation for five years, conducting research on Focused Ion Beam systems. Dr. Choi has made a number of contributions in the field of microfluidics for space applications and nano-electromechanical systems (NEMS). He is the author of six patents (two pending) and forty papers in the field of nanotechnology and MEMS.  He was one of five US scientists recently invited by the Korean government to visit the country to discuss recent advances in nanotechnology. Dr. Choi holds a BS degree in Metallurgical Engineering from Seoul National University, Korea, and a MS degree in Materials Science & Engineering and a PhD in Electrical Engineering from UCLA, where he has concentrated on nanotechnology and MBE-based quantum devices.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Overall Objectives

We believe that the compensation program for our Chief Executive Officer, Chief Financial Officer, and Chief Technology Officer (collectively, the “Executive Officers”), should be designed to reward the achievement of specific annual, long-term and strategic goals by Enable, and which aligns executives’ interests with those of the stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value.  The compensation program should also be sufficient to attract and retain highly qualified leaders who can create value for Enable, as well as provide meaningful incentives for superior performance.

Setting Executive Compensation

Due to the unique nature of each Executive Officer’s duties, our criteria for assessing executive performance and determining the compensation in any given year is inherently subjective and is not based upon specific formulas or weighting of factors.  We also use companies in similar industries as benchmarks when initially establishing Executive Officers’ compensation.  However, Enable is also a development stage company, and has limited operating history and no revenue to date.  As a result, our compensation plan necessarily reflects its limitations in this respect.

Discussion of Specific Compensation Elements

Base Salary:  We determine the base salaries for all Executive Officers by reviewing company and individual performance, the value each Executive Officer brings to Enable, and general labor market conditions.  The base salary for each Executive Officer is determined on a subjective basis after consideration of these factors and is not based on target percentiles or other formal criteria.  The base salaries of Executive Officers are reviewed on an annual basis, and any annual increase is the result of an evaluation of Enable and of the individual Executive Officer’s performance for the period.  An increase or decrease in base pay may also result from a promotion or other significant change in an Executive Officer’s responsibilities during the year.

Performance-Based Incentive Compensation:  We do not have a performance-based incentive compensation program at this time.

Long-Term Incentive Compensation:  We plan to provide long-term incentive compensation through awards of stock options, restricted stock, and stock awards through our 2007 Stock Incentive Plan.  Our equity compensation program is intended to align the interests of the named executive officers with those of our stockholders by creating an incentive for our officers to maximize stockholder value.  The equity compensation program also is designed to encourage officers to remain employed with Enable despite a competitive labor market, and the fact that Enable is a development stage company and has limited operating history and no revenue to date, and may not necessarily be able to sustain a market rate base salary.  Stock options, stock grants, warrants and other incentives are based on combination of factors including the need and urgency for such an executive, the experience level of the executive and the balance of such incentives with a lower than market base salary or fees that is paid in cash. Employees and consultants are granted such incentives from time to time to maintain their continuing services, sometimes without increases in salaries or fees.

Deferred Compensation Benefits:  We do not have a deferred compensation program at this time.

Retirement Benefits:  We do not have a 401(k) plan or other retirement program at this time.

Executive Perquisites and Generally Available Benefits:  We have no executive perquisite program at this time.

Tax and Accounting Implications

We review and consider the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that Enable may not deduct compensation of more than $1,000,000 that is paid to certain individuals.  We believe that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes.

Role of Executive Officers in Compensation Decisions

Decisions as to the compensation of our executive officers are made by the Board of Directors based on recommendations by the Compensation Committee.  The executive officers who are also Board members may participate in the discussion and determination of their compensation.

The following Summary Compensation Table sets forth all compensation earned, in all capacities, during the fiscal years ended March 31, 2005, 2006 and 2007 by our (i) Chief Executive Officer, and (ii) executive officers, other than the Chief Executive Officer, whose salaries for the 2007 fiscal year as determined by Regulation S-B, Item 402, exceeded $100,000 (the individuals falling within categories (i) and (ii) are collectively referred to as the “Named Executive Officers”).

Summary Compensation Table
	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation	Other	Total
David Walker, Chief	2008	$150,000 (1)	-	-	-	-	-	$2,000 (3)	152,000
Executive Officer	2007	$150,000 (2)	-	-	-	-	-	$2,000 (4)	$152,000

(1)  Of this amount, Mr. Walker has been paid $139,083 cash. Mr. Walker was also paid $50,000 in the form of 500,000 shares of common stock of Enable for back salary owed to Mr. Walker from prior fiscal years. Mr. Walker is currently owed $161,790 in back salary.

(2)  A portion of this amount has been paid in cash and in stock. See footnote (1) above. Mr. Walker is currently owed Mr. Walker is currently owed $161,790 in back salary.

(3)  Earned for service as a member of our Board of Directors. Of this amount, we have paid Mr. Walker $1,603. We currently owe him $397.

(4)  Earned for service as a member of our Board of Directors.

Employment Agreements

Our employment agreement with David A. Walker, our Chief Executive Officer, expired on March 31, 2007.  The employment agreement provided for an annual base salary of $150,000, which may be paid in any combination of cash, common stock or options to purchase common stock as may be agreed by Mr. Walker and us.  The employment agreement also required additional annual compensation to Mr. Walker of options to purchase no less than 250,000 shares of our common stock.  The options, none which have not yet been granted, were to be granted in equal quarterly increments and were to be fully vested upon each grant.  The employment agreement also provided that in the event we are acquired, sell all of our assets or are the non-surviving party in a merger, it is not terminated and we will use our best efforts to ensure that the transferee or surviving company is bound by its provisions.  Mr. Walker has agreed to continue to work for us under the same terms without a new, written agreement.

Outstanding Equity Awards at Fiscal Year-End

The following tables provide information on outstanding equity awards during the year ended March 31, 2008 to the Named Executive Officers.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
David Walker, Chief Executive Officer	-	-	-	-	-

Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David Walker, Chief Executive Officer	-	-	-	-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In March 2005, we entered into a Technology and Patent Assignment with Dr. Sung H. Choi, our Technical Advisor, for the acquisition of certain technologies used in our business.  In consideration for the Technology and Patent Assignment, we issued 2,000,000 shares of our common stock, with an aggregate value of $10,000, to Dr. Choi.  The Technology and Patent Assignment also provides for the payment of royalties to Dr. Choi equal to 5% of the net sales of products derived from the technology, with minimum royalty payments as follows:

2006

$10,000

2007

$15,000

2008

$20,000

2009

$45,000

2010

$75,000

Thereafter, $100,000 per year through 2025 (an aggregate of $1,500,000).

In March 2008, we renegotiated the Technology and Patent Assignment to eliminate the minimum annual royalty payments due to Dr. Choi in exchange for increasing the royalties on future sales from 5% to 7.5% and the initial license fee from $10,000 to $100,000.  As of March 31, 2008, $10,000 of this license fee was paid.  The balance of the license fee was paid in April of 2008.

In March 2005, we issued an aggregate of 1,000,000 shares of our common stock, with an aggregate value of $5,000, to the members of our Board of Directors in consideration of services rendered.

We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.  We intend that all future transactions with affiliated persons be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and be on terms no less favorable to us than could be obtained from unaffiliated third parties.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

We welcome comments and suggestions from our stockholders. Here are the ways a stockholder may present a proposal for consideration by the other stockholders at our next Annual Meeting in 2009:

In our Proxy Statement: If a stockholder wants to submit a proposal for inclusion in our proxy statement and form of proxy under Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") for the 2009 Annual Meeting of Stockholders, we must receive the proposal in writing on or before 5 p.m., Pacific Standard Time, March 9, 2009.

At the Annual Meeting: If a stockholder wishes to nominate a director or bring other business before the stockholders at the 2009 Annual Meeting, we must receive the stockholder's written notice not less than 60 days nor more than 90 days prior to the date of the annual meeting, unless we give our stockholders less than 70 days' notice of the date of our 2009 Annual Meeting. If we provide less than 70 days' notice, then we must receive the stockholder's written notice by the close of business on the 10th day after we provide notice of the date of the 2009 Annual Meeting. The notice must contain the specific information required in our Bylaws. A copy of our Bylaws may be obtained from our filings with the Securities and Exchange Commission or by writing to our Secretary. If we receive a stockholder's proposal within the time periods required under our Bylaws, we may choose, but are not required, to include it in our proxy statement. If we do, we may tell the other stockholders what we think of the proposal, and how we intend to use our discretionary authority to vote on the proposal.

Delivering a Separate Proxy Statement: We will not use our discretionary voting authority if a stockholder submits a proposal within the time period required under our Bylaws, and also provides us with a written statement that the stockholder intends to deliver his or her own proxy statement and form of proxy to our stockholders. Persons who wish to deliver their own proxy statement and form of proxy should consult the rules and regulations of the Securities and Exchange Commission.

All proposals should be made in writing and sent via registered, certified or express mail, to our executive offices, 29033 Avenue Sherman, Unit 202, Valencia, California 91355, Attention: Secretary.

VOTING

Stockholders are urged immediately to complete, date and sign the enclosed proxy card and return it in the envelope provided, to which no postage need be affixed if mailed in the United States.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting.  However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY THE BOARD OF DIRECTORS

/s/ David Walker

David Walker

Chief Executive Officer, Director

ANNUAL MEETING OF STOCKHOLDERS OF

ENABLE IPC CORPORATION

August 15, 2008

_________________________________

PROXY VOTING INSTRUCTIONS

_________________________________

Please complete your voting selection, date, sign and mail your proxy card in the envelope provided as soon as possible.  You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations.

Please detach and mail in the envelope provided

______________________________________________________________________________________

[X]  Please mark your votes as in the example to the left using dark ink only.

	FOR	AGAINST	ABSTAIN
1. Election of Director Nominees:	[ ]	[ ]	[ ]	Timothy A. Lambirth, Esq.
	[ ]	[ ]	[ ]	Philip Verges
2. Proposal to ratify L.L. Bradford & Company, LLC as the Company’s independent auditors for the year ending March 31, 2009.	[ ]	[ ]	[ ]

SIGNATURE(S)__________________________________         DATE: ________________

PRINT NAME(S) _________________________________

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, partnership or other entity, please sign in full entity name by authorized person.

ENABLE IPC CORPORATION
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 15, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Enable IPC Corporation hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 7, 2008, and hereby appoints David A. Walker and Cathryn S. Gawne, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Stockholders of Enable IPC Corporation to be held at 29033 Avenue Sherman, Suite 202, Valencia, California 91355, on August 15, 2008, at 9:00 a.m., and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

The board of directors recommends a vote "for" the election of Directors nominated by the board of directors,  and "for" the ratification of the retention of independent auditors. This proxy, when properly executed, will be voted as directed. If no direction is made, it will be voted "for" the election of directors nominated by the board of directors, and "for" the ratification of the retention of independent auditor.

Please mark, sign, date and return this proxy promptly using the enclosed reply envelope.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE